Exhibit 23.7

HOOGENDOORN & COMPANY
Chartered Accountants

406-655 Granville Street
Vancouver, British Columbia
Canada V6C 1T1
Phone (609) 687-3773
Facsimile (609) 936-0374

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Dundee Mining Inc.
#404-101 1865 Delworth Drive
Kelowna, B.C.
V1Y 9T1

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our Independent Auditor's Report dated August 1, 2002 relating to the financial statements of Dundee Mining Inc. at June 30, 2002 and December 31, 2001 which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern.

We also hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our Independent Auditor's Report dated March 18, 2002 relating to the financial statements of Dundee Mining Inc. at December 31, 2001 and December 31, 2000 which is contained in the Prospectus. Our report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern.

We further consent to the reference to ourselves under the caption "Experts".

Vancouver, Canada August 1, 2002	/s/ Hoogendoorn & Company Chartered Accountants